UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2021

MITESCO, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53601	87-0496850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Carlson Parkway, Suite 1050 Minnetonka, MN 55305
(Address of principal executive offices) (Zip Code)

(844) 383-8689

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Private Placement

On March 25, 2021, Mitesco, Inc. (the “Company”) entered into Securities Purchase Agreements (the “SPAs”) with four institutional investors (the “Investors” and each an “Investor”) pursuant to which the Company sold to the Investors in a private placement an aggregate of 3,000,000 units (the “Units” and each a “Unit”) with a purchase price of $1.00 per Unit, with each Unit consisting of (a) one share of a newly formed Series C Convertible Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), (b) one warrant (the “Series A Warrants”) to purchase 2.1 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) at a purchase price of $0.50 per whole share of Common Stock, and (c) one warrant (the “Series B Warrants” and together with the Series A Warrants, the “Warrants”) to purchase 2.1 shares of Common Stock at a purchase price of $0.75 per whole share. The aggregate gross proceeds to the Company were $3,000,000 and the number of shares of Common Stock initially issuable upon conversion of the Series C Preferred Stock is 12,600,000 shares of Common stock and the aggregate number of shares of Common Stock initially issuable upon exercise of the Warrants is 12,600,000 shares of Common Stock.

Pursuant to the Certificate of Designations, Preferences and Rights of the Series C Convertible Preferred Stock of Mitesco, Inc., filed with the Secretary of State of the State of Delaware on March 22, 2021 (the “Certificate of Designation”), as amended by the Certificate of Correction to the Certificate of Designations, Preferences and Rights of the Series C Convertible Preferred Stock of Mitesco, Inc., filed with the Secretary of State of the State of Delaware on March 23, 2021(the “Certificate of Correction, and together with the Certificate of Designation, the “COD”), 3,000,000 shares of the Company’s preferred stock have been designated as the Series C Preferred Stock and each share of Series C Preferred Stock is convertible at the option of the holder thereof, or automatically or upon the closing of an underwritten offering of at least $10 million of the Company’s securities or upon listing of the Company’s Common Stock on a national securities exchange. The number of shares of Common Stock issuable upon the conversion of the Series C Preferred Stock is calculated by dividing the Conversion Amount (defined in the COD as the Stated Value, $1.05 per share, plus accrued and unpaid dividends) by the $0.25 conversion price (the “Conversion Price”). In addition, upon certain triggering events, the holder has the right to convert the Series C Preferred Stock at the lesser of the Conversion Price or 75% of the average VWAP for the five trading days prior to the date of the notice of conversion The Series C Preferred Stock ranks senior to all other preferred stock of the Company except in relation to the Company’s Series X Cumulative Redeemable Perpetual Preferred Stock, which ranks pari passu to the Series C Preferred Stock, with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company. Each share of Series C Preferred Stock accrues dividends on a quarterly basis in arrears, at the rate of 6% per annum of the Stated Value (as defined in the COD) and to be paid within 15 days after the end of each of the Company’s fiscal quarters. Additionally, the Company may redeem the Series C Preferred Stock at its option at the Corporation Redemption Price (as defined in the COD, 125% of the Stated Value plus accrued dividends). The Conversion Price is subject to adjustment upon certain stock splits and recapitalization as well as upon the sale of Common Stock or Common Stock Equivalents (as defined in the COD) below the Conversion Price.

Additionally, the Series C Preferred Stock contains a beneficial ownership limitation pursuant to which holders of such Series C Preferred Stock may not convert their Series C Preferred Stock if such conversion would lead to such holder to beneficially own more than an initial 4.99%, or 9.99% upon notice, of the Company’s then issued and outstanding shares of Common Stock after giving effect to such conversion. Further, holders of the Series C Preferred Stock were provided  price protections for the Conversion Price, pursuant to which, in the event the Company issues or sells any securities, including options or convertible securities, or amends outstanding securities, at an effective price, with an exercise price or at a conversion price less than the Conversion Price, then the Conversion Price shall be reduced to such lower price, which shall not apply to any Exempt Issuance (as defined in the COD). Further, holders of the Series C Preferred Stock shall have the right to participate in any offering by the Company of its Common Stock or Common Stock Equivalents in a transaction exempt from registration under the Securities Act of 1933 in an amount equal to an aggregate of 30% of the financing on the same terms, conditions and price provided to investors in such an offering, such right shall expire on the 15 month anniversary of the issuance date of the Series C Preferred Stock by the Company and shall not apply to any Exempt Issuance (as defined in the COD) or a public offering. The holder of such Series C Preferred Stock shall vote on any matter presented to the stockholders of the Company on an as converted basis, voting as a single class and the consent of a majority of such holders, voting as a separate class, is required for the Company to take certain corporate actions that may adversely affect the rights and privileges of the holders of the Series C Preferred Stock and prior to the creation of any other series of preferred stock that may be ranked senior to or pari passu with the Series C Preferred Stock.

Until  the earlier of 18 months from the issuance date of the Series C Preferred Stock  and the date that there are less than 20% of the shares of  Series C Preferred Stock  outstanding, the Investors have most favored nations protection in the event the Company issues or sells Common Stock or Common Stock Equivalents that the Investors believe are more favorable than the terms and conditions under the current transaction.

The Warrants are exercisable for a period of five years from the date of issuance and the purchase price of each of the Warrants is subject to adjustment as set forth in the Warrants for stock splits, stock dividends, recapitalizations and similar events. The Investors may exercise the Warrants on a cashless basis if after the six-month anniversary of date of issuance, the shares of Common Stock underlying the Warrants (the “Warrant Shares”) are not then registered pursuant to an effective registration statement. Each Investor has contractually agreed to restrict its ability to exercise the Warrants such that the number of shares of the Company’s Common Stock held by the Investor and its affiliates after such exercise does not exceed the beneficial ownership limitation set forth in the Warrants which may not exceed initially 4.99% or 9.99% of the Company’s then issued and outstanding shares of Common Stock. The exercise price of the Warrants is subject to adjustment upon certain stock splits and recapitalization. The Company has the right to cause the holder of the Warrants to exercise their Warrant upon certain conditions, including that the last closing sale price of the Common Stock has been equal to or greater than $2.00 per share (subject to adjustments for splits, dividends, recapitalizations and similar events) for consecutive 10 trading days.

In connection with the SPAs, the Company entered into Registration Rights Agreements (“RRAs”), dated March 25, 2021, with each of the Investors pursuant to which the Company is obligated to file a registration statement (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) to register for resale the shares of Common Stock issuable upon conversion of the Series C Preferred Stock and the Warrant Shares within forty-five (45) days following the closing of the transaction, and use all commercially reasonable efforts to have the Registration Statement declared effective by the SEC within ninety (90) days after the closing of the transaction (or within five trading days following the receipt by the Company of a no review of the Registration Statement). The Company will be obligated to pay certain liquidated damages to the Investors if the Company fails to file the Registration Statement when required, fails to cause the Registration Statement to be declared effective by the SEC when required, of if the Company fails to maintain the effectiveness of the Registration Statement.

The SPAs and the RRAs contain customary representations, warranties, conditions, and indemnification obligations of the parties, which were made only for purposes of such SPAs and RRAs as of specific dates and solely for the benefit of the parties. The SPAs and RRAs may be subject to limitations agreed upon by the contracting parties.

Pursuant to an engagement letter (the “Engagement Letter”), dated as of January 6, 2021, by and between the Company and Carter, Terry & Company (the “Placement Agent”), the Company engaged the Placement Agent to act as the Company’s exclusive placement agent in connection with the private placement. Pursuant to the Engagement Letter, the Company agreed to pay the Placement Agent a cash fee of 8% of the gross proceeds raised by the Company in the private placement and to issue to the Placement Agent restricted shares of the Company’s Common Stock in an amount equal to 4% of the gross proceeds raised in the private placement divided by the last reported closing price of the Company’s stock on the day of closing of the private placement (the “PA Shares”). The PA Shares shall have piggyback registration rights and should the PA Shares not be registered within 6 months of the closing date of the private placement, the Company has agreed to approve and pay for the opinion for the resale of the PA Shares under Rule 144 of the Securities Act of 1933, as amended. The Engagement Letter also contains customary indemnification provisions.

The shares of the Company’s Series C Preferred Stock, the Warrants, and the shares of Common Stock to be issued upon conversion of the Series C Preferred Stock and exercise of the Warrants, and the PA Shares were, and will be, sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The Investors are accredited investors who have purchased the securities as an investment in the private placement, which did not involve a general solicitation. The shares of Common Stock have not presently been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Debt Settlement

Additionally, on March 24, 2021, the Company entered into a debt settlement agreement (the “Debt Settlement Agreement”) with a certain noteholder for the settlement of a note with an original principal amount of $60,000 (the “Note”). Pursuant to the Debt Settlement Agreement, the Company paid $55,367.66 in exchange for the extinguishment and cancellation of the Note and all the Company’s obligations thereunder.

The foregoing descriptions of the Certificate of Designations, the Certificate of Correction, the Warrants, the SPAs, the RRAs, the Engagement Letter and the Debt Settlement Agreement are qualified in their entirety by reference to the Certificate of Designations, Preferences and Rights of the Series C Convertible Preferred Stock of Mitesco, Inc., the Certificate of Correction to the Certificate of Designations, Preferences and Rights of the Series C Convertible Preferred Stock of Mitesco, Inc., the Form of Series A Warrant, the Form of Series B Warrant, the Form of SPA, the Form of RRA, the Engagement Letter and the Debt Settlement Agreement filed hereto as Exhibits 3.1, 3.2, 4.1, 4.2, 10.1, 10.2, 10.3 and 10.4, respectively, each of which are incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02 in its entirety.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 22, 2021, the Company filed the Certificate of Designation with the Secretary of State of the State of Delaware, as amended by the Certificate of Correction filed on March 23, 2021 with the Secretary of State of the State of Delaware. The information relating to the Series C Preferred Stock as set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Designations, Preferences and Rights of the Series C Convertible Preferred Stock of Mitesco, Inc.
3.2	Certificate of Correction to the Certificate of Designations, Preferences and Rights of the Series C Convertible Preferred Stock of Mitesco, Inc.
4.1	Form of Series A Warrant
4.2	Form of Series B Warrant
10.1	Form of Securities Purchase Agreement, dated March 25, 2021
10.2	Form of Registration Rights Agreement, dated March 25, 2021
10.3	Engagement Letter, by and between Carter, Terry & Company and Mitesco, Inc., dated January 6, 2021
10.4	Debt Settlement Agreement, dated March 24, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MITESCO, INC.

Date: March 26, 2021	By:	/s/ Lawrence Diamond
Lawrence Diamond
Chief Executive Officer